CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Matthew T. Hinkle, Chief Executive Officer, and Vivek Pai, Principal Financial Officer of ActiveShares ETF Trust – ClearBridge Focus Value ESG ETF (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2021 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
ActiveShares ETF Trust -	ActiveShares ETF Trust -
ClearBridge Focus Value ESG ETF	ClearBridge Focus Value ESG ETF

/s/ Matthew T. Hinkle	/s/ Vivek Pai
Matthew T. Hinkle	Vivek Pai
Date: November 26, 2021	Date: November 26, 2021

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.